                                                              Exhibit (m)(ii)(A)

                                AMENDED EXHIBIT A
                              Dated August 1, 2002
                           to the Rule 12b-1 Agreement

The following Funds and their respective Classes of Shares shall be subject to the Rule 12b-1 Agreement by and between the Participating Organization and
BISYS:


Class A Shares
-------------------
Fifth Third Government Money Market Fund                   Fifth Third Michigan Municipal Money Market Fund
Fifth Third Prime Money Market Fund                        Fifth Third International GDP Fund
Fifth Third Municipal Money Market Fund                    Fifth Third Small Cap Growth Fund
Fifth Third Quality Growth Fund                            Fifth Third Equity Index Fund
Fifth Third Disciplined Large Cap Value Fund               Fifth Third Large Cap Core Fund
Fifth Third Balanced Fund                                  Fifth Third Short Term Bond Fund
Fifth Third Mid Cap Growth Fund                            Fifth Third Michigan Municipal Bond Fund
Fifth Third International Equity Fund                      Fifth Third Municipal Bond Fund
Fifth Third Technology Fund                                Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Large Cap  Opportunity Fund
Fifth Third Bond Fund                                      Fifth Third LifeModel Conservative Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Moderate Fund
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third U.S. Treasury Money Market Fund                Fifth Third LifeModel Aggressive Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund


In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid an annual rate of up to 25 one-hundredths of one percent (0.25%) of the average daily net assets value of each Fund's Shares held of record by you from time to time on behalf of Customers. All fees are computed daily and paid monthly

                                         FIFTH THIRD FUNDS

                                         By: ___________________________________
                                         Title:

                                         BISYS FUND SERVICES LIMITED PARTNERSHIP
                                         By: BISYS Fund Services, Inc.
                                         General Partner

                                         By: ___________________________________
                                         Title: